Exhibit 16(i)

[Letterhead of Conley CPA Group, PLLC]

March 1, 2005

U.S. Securities and Exchange Commission

Washington, DC 25049

and

MVB Financial Corp.

301 Virginia Avenue

Fairmont, WV 26554-2777

Re:	MVB Financial Corporation Form 8-K/A

Ladies and Gentlemen:

We have read the statements by MVB Financial Corporation contained in Form 8-K/A, Item 4.01, Changes in Registrant’s Certifying Accountant, and we agree with such statements as they relate to all matters referencing our firm.

Very truly yours,

/s/ Donald R. Conley
Donald R. Conley, C.P.A.
On behalf of the Conley CPA Group, PLLC

Members: American Institute of Certified Public Accountants –

West Virginia Society of Certified Public Accountants